(A) A special meeting of the shareholders of Berger Mid Cap Growth Fund ("BMCG"), Berger Small Company Growth Fund ("BSCG"),
Berger Information Technology Fund ("TECH") and Berger
Balanced Fund ("BBAL") (collectively, the "Funds") was held on March 7, 2003. Shareholders at the meetings approved the following proposals (certain proposals not applicable to the Funds have been omitted):


PROPOSAL 2:
For shareholders of BMCG, BSCG, TECH, and BBAL, to approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets and all liabilities of:
(c) BMCG in exchange for Janus Enterprise Fund shares;
(d) BSCG in exchange for Janus Venture Fund shares;
(e) BBAL in exchange for Janus Balanced Fund shares;
and (f) TECH in exchange for Janus Global Technology Fund shares. The shares so received will be distributed to shareholders of the applicable Berger Fund, which will be terminated or dissolved as soon as practicable thereafter.

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BMCG	4,262,840	185,094		119,090		1,537,024

BSCG	64,775,019	3,789,780	1,593,530	21,400,773

TECH	2,242,244	194,735		89,972		383,495

BBAL	2,244,767	80,184		50,309		693,576


PROPOSAL 3:
For shareholders of BMCG, BSCG and BBAL only, to ratify an interim Investment Advisory Agreement for each Fund with Janus Capital Management LLC ("Janus").

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BMCG	5,799,734	180,766		123,548		-

BSCG	86,028,193	3,640,031	1,890,878	-

BBAL	2,937,784	77,740		53,311		-


(B) A special meeting of the shareholders of Berger Mid Cap Value Fund ("BMCV") and Berger Small Cap Value Fund II ("BSCVII") was also held on March 7, 2003. Shareholders at the meetings approved the following proposals (certain proposals not applicable to BMCV or BSCVII have been omitted):

PROPOSAL 1:
For each Fund, to approve a new investment advisory agreement for the Fund with Janus.

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	538,271		17,724		9,020		-

BMCV	34,469,410	2,015,736	2,053,137	-


PROPOSAL 2:
For shareholders of BMCV only, to approve a new subadvisory agreement between Janus and Perkins, Wolf McDonnell & Co. ("PWM") and a new subadvisory agreement between Janus and a newly formed subsidiary of PWM.

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BMCV	34,322,416	2,073,571	2,142,296	-


PROPOSAL 3:
For shareholders of BSCVII only, to approve a new subadvisory agreement between Janus and Bay Isle Financial LLC.

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	537,693		18,145		9,177		-


PROPOSAL 4:	For each Fund, to approve changes to the Fund's
fundamental policies, including changing the Fund's investment objective from fundamental to non-fundamental.

(a) Diversification

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,647,553	2,252,061	3,638,669	-


(b) Concentration

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,235		21,148		11,632		-

BMCV	32,647,793	2,252,376	3,638,114	-


(c) Borrowing

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,075		21,308		11,632		-

BMCV	32,539,092	2,300,183	3,699,008	-


(d) Senior Securities

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,655,667	2,244,441	3,638,175	-


(e) Underwriting

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,647,542	2,251,392	3,639,349	-


(f) Lending

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,235		21,148		11,632		-

BMCV	32,523,038	2,315,559	3,699,686	-


(g) Real Estate

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,638,067	2,261,858	3,638,359	-


(h) Commodities

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,621,324	2,278,601	3,638,359	-


(i) Investment Companies

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,622,696	2,276,486	3,639,101	-



(t) Investment Objectives

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	532,288		21,095		11,632		-

BMCV	32,306,472	2,531,523	3,700,288	-


PROPOSAL 5:	For holders of the Institutional Shares class of
BSCVII only, to approve a distribution and shareholder servicing plan.

						Withheld/	Broker
		For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII;Inst.	201,597		-		-		-


PROPOSAL 7:	For each Fund, to approve an Agreement and Plan
of Reorganization, whereby that Fund would be reorganized into a newly created series of the Janus Funds.

					Withheld/	Broker
	For		Against		Abstain		Non-Votes
----------------------------------------------------------------------
BSCVII	535,001		23,636		6,377		-

BMCV	33,754,040	2,687,964	2,096,279	-


(C) A special meeting of the shareholders of Berger Investment Portfolio Trust ("BIP Trust") was also held on March 7, 2003. Shareholders at the meetings approved the following proposals:


PROPOSAL 4 (PROPOSAL 6 for BMCV and BSCVII):
For the BIP Trust, to elect the following seven (7) Trustees to its Board of Trustees, replacing the BIP Trust's current board members.


				For		Withheld
----------------------------------------------------------------------
Thomas H. Bailey		126,607,713	8,780,740
William F. McCalpin		126,692,426	8,696,027
John W. McCarter, Jr.		126,637,946	8,750,507
Dennis B. Mullen		126,626,637	8,761,816
James T. Rothe			126,690,406	8,698,047
William D. Stewart		126,716,229	8,672,224
Martin H. Waldinger		126,484,663	8,903,790


The former Trustees of BIP Trust are as follows:
		Michael Owen; Dennis E. Baldwin; Katherine A. Cattanach; Paul R. Knapp; Harry T. Lewis, Jr.; William Sinclaire; Albert C. Yates; and Jack R. Thompson